Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated March 30, 2021, on the financial statements of Beam Global for the year ended December 31, 2020, included in the Form 10-K filed on March 31, 2022, which is incorporated by reference in this registration statement of Beam Global on Form S-1, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

September 16, 2022